UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA	30309
(Address of Principal Executive Offices)				(Zip Code)

(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The purpose of this report is to provide additional information that the company now can provide regarding the loss contingency reported in Note 19 to its Consolidated Financial Statements set forth in the company’s 2019 Annual Report on Form 10-K, as filed on March 2, 2020. This matter pertains to an accounting topic which will require that the historical financial statements for certain funds identified below be restated. This matter also will result in remediation costs, at least some portion of which the company expects to bear. There remain significant uncertainties as of the date of this report regarding the nature, scope and amounts of such costs, as well as the degree to which the company will ultimately be financially responsible for bearing such costs. Set forth below is a more detailed description of this matter, based on information available as of the date of this report.
This matter pertains to the following four Master Limited Partnership ("MLP") funds: (1) the Invesco Oppenheimer Steelpath MLP Income Fund; (2) the Invesco Oppenheimer Steelpath MLP Select 40 Fund; (3) the Invesco Oppenheimer Steelpath MLP Alpha Fund; and (4) the Invesco Oppenheimer Steelpath MLP Alpha Plus Fund (each a “Fund” and together the “Funds”). The company acquired sponsorship and management of the Funds on May 24, 2019 as part of its acquisition of OppenheimerFunds. As of February 29, 2020, the aggregate assets under management of the Funds are approximately $5.7 billion.

The Funds invest substantially all their assets in entities that are MLPs for tax purposes. As a result, the Funds are taxable entities subject to Subchapter C of the Internal Revenue Code of 1986, as amended (the “Tax Code”). This is unusual, as most mutual funds are instead subject to Subchapter M of the Tax Code (and, in general, operate as flow through vehicles for tax purposes thereunder). Because of their tax status, the Funds have tax attributes, including deferred tax assets and deferred tax liabilities, and must make assessments as to the amount of deferred tax assets that may be realizable in accordance with ASC 740 Income Taxes (“ASC 740”).
In preparing their financial statements for the fiscal year ended November 30, 2019, questions arose as to whether the Funds’ previously issued financial statements for certain years failed to include appropriate valuation allowances against the Funds’ deferred tax assets in accordance with ASC 740. Following a regulatory consultation on these matters that concluded after the company filed its 2019 Annual Report on Form10-K, the Funds have now determined that certain previously issued financial statements must be restated, and the Funds have recorded incorrect Net Asset Values (“NAVs”) for periods dating back to 2015. Remediating these matters will or may produce the following costs:

•	Costs of processing the restated historical financial statements, and related costs of communicating with present and former Fund shareholders;

•	Costs of reimbursing shareholders for transactions in Fund shares made at incorrect NAVs and for certain fees paid by the Funds based thereon; and

•	Certain additional costs in connection with these matters.

As stated above, there are significant uncertainties as of the date of this report regarding the nature, scope and amount of these costs. Furthermore, there is uncertainty as to the degree to which the company will become ultimately responsible to absorb some or all such costs. The sources of such uncertainties include, among other things, the following:

•
The process and method for determining such remediation is subject to various factors that are not yet certain and information that is not yet readily available. In this regard, a significant amount of the investors in the Funds are held in omnibus accounts where the company does not at this time have access to the level of data necessary to determine the appropriate remediation.

•
The company and/or the Funds may be entitled to seek reimbursement for such costs under applicable insurance policies (subject to the terms of such policies, including applicable deductibles and policy limits).

•
The company may be entitled to seek indemnification for certain of such costs from MassMutual under the OppenheimerFunds acquisition agreement (subject to the terms of such indemnification, including the specified deductible and limit).

As of the date of this report, the company has now concluded that it is probable that the company will incur at least some costs regarding this matter. Given that the company now has assessed the likelihood of doing so as probable, the company expects to make an appropriate accrual for these matters in its unaudited consolidated financial statements for the quarter ending March 31, 2020. Based on information that is known and readily available, the company estimates that (prior to application of any available insurance or indemnification) the amount of such accrual will be approximately $400 million. The company estimates that a majority of these losses represent activity related to the period prior to the acquisition of OppenheimerFunds and will be recorded as an adjustment to goodwill on the consolidated balance sheet of the company. Costs incurred for activity that occurred after the acquisition date or any costs related to reprocessing these costs will be recorded as transaction, integration and restructuring expense in the consolidated income statement of the company. Certain related costs associated with the remediation of this matter, however, cannot be estimated as this time.

As of the date of this report, we believe a significant amount of any costs incurred related to the matters described above could ultimately be covered by applicable insurance and indemnification. The company intends to pursue all reasonable measures to mitigate its potential exposure for such losses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and General Counsel
Date: March 11, 2020